EXHIBIT 5.1
[Letterhead of Andrews Kurth LLP]
July 10, 2009
Williams Pipeline Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172-0172
Ladies and Gentlemen:
     We have acted as special counsel to Williams Pipeline Partners L.P., a Delaware limited partnership (the “Partnership”), Williams Pipeline Operating LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Operating LLC”), and Williams Pipeline Partners Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Operating LLC (“Holdings LLC,” and together with Operating LLC, the “Guarantors,” and collectively with the Partnership, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”) having an aggregate initial public offering price not to exceed U.S. $1,500,000,000, consisting of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) debt securities of the Partnership, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”) and/or (iii) guarantees of the Debt Securities (the “Guarantees”) by either or both of the Guarantors.
     The Debt Securities may be issued pursuant to an indenture, in substantially the form filed as Exhibit 4.5 to the Registration Statement (the “Indenture”), between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as it may be amended or supplemented from time to time, including pursuant to supplemental indentures between the Partnership, the Guarantors (if applicable) and the Trustee entered into at the time of and in connection with the issuance of such Debt Securities. The Guarantees, if any, with respect to any series of Debt Securities will be issued under the Indenture, as it may be amended or supplemented from time to time, including pursuant to a supplemental indenture among the Partnership, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such series of Debt Securities and Guarantees.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     (i) the Certificate of Limited Partnership of the Partnership (the “Partnership Certificate”) and the First Amended and Restated Agreement of Limited Partnership of the

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July 10, 2009

Partnership (the “Partnership Agreement,” and together with the Partnership Certificate, the “Partnership Organic Documents”);
     (ii) the Certificate of Formation of Williams Pipeline GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the First Amended and Restated Limited Liability Company Agreement of the General Partner (together, with the General Partner Certificate, the “General Partner Organic Documents”);
     (iii) the Certificate of Formation and the First Amended and Restated Limited Liability Company Agreement of Operating LLC, in each case as amended to date (the “Operating LLC Organic Documents”);
     (iv) the Certificate of Formation and the First Amended and Restated Limited Liability Company Agreement of Holdings LLC, in each case as amended to date (the “Holdings LLC Organic Documents”);
     (v) the Registration Statement;
     (vi) the Prospectus;
     (vii) the form of the Indenture filed as Exhibit 4.5 to the Registration Statement;
     (viii) such other instruments and other certificates of public officials, officers and representatives of the Partnership and such other persons as we have deemed appropriate as a basis for the opinions set forth herein.
     The Partnership Organic Documents, the General Partner Organic Documents, the Operating LLC Organic Documents and the Holdings LLC Organic Documents are referred to herein collectively as the “Organic Documents.”
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Partnership to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions below with respect to the Securities therein referred to, we have assumed that:

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     (i) none of the Organic Documents will have been amended in any manner that would affect any legal conclusion set forth herein;
     (ii) the consideration paid for any Common Units will comply with Article V of the Partnership Agreement;
     (iii) that the certificates for the Common Units will be in conformity with the Partnership Organic Documents and applicable law;
     (iv) any supplemental indenture to the Indenture executed and delivered, and any Board Resolution (as defined in the Indenture) certified and delivered, pursuant to the Indenture, in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees are established and pursuant to which such Debt Securities and Guarantees are issued, will comply with the Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with the Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate (as defined in the Indenture) delivered pursuant thereto); and
     (v) the form and terms of the Debt Securities and any Guarantees, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Organic Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of the Debt Securities and Guarantees, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership, Operating LLC, and Holdings LLC, as applicable), and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:
     1. With respect to any Common Units, assuming (a) the taking by the General Partner and the Partnership of all necessary limited liability company or partnership action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related

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matters and (b) the issuance and delivery of such Common Units in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable.
     2. With respect to any series of Debt Securities to be issued under the Indenture, assuming (a) the due authorization and valid execution and delivery of the Indenture by the Partnership, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to the Indenture by the Partnership, as issuer, the Guarantors, as guarantors, if applicable, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Partnership and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the General Partner, in each case, in accordance with the terms of the Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Indenture, as then and theretofore amended or supplemented, (d) the taking by the General Partner and the Partnership of all necessary limited liability company or partnership action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of the Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership.
     3. With respect to any Guarantees of any series of Debt Securities to be issued under the Indenture, assuming (a) the due authorization and valid execution and delivery of the Indenture by the Partnership, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to the Indenture by the Partnership, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Partnership and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the General Partner, in each case in accordance with the terms of the Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of the Indenture, as then and theretofore amended or supplemented, pursuant to which the Guarantees will be issued, (d) the taking by the Registrants of all necessary limited liability company or partnership action to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series, and the execution and delivery of the Guarantees, in each case in accordance with the terms of the Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor

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provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.
     Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.
     We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Delaware Revised Uniform Limited Partnership Act and (iii) the Delaware Limited Liability Company Act.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP